UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 6, 2017

First BanCorp.
(Exact Name of Registrant as Specified in its Charter)

Puerto Rico	001-14793	66-0561882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1519 Ponce de Leon Ave. P.O. Box 9146 San Juan, Puerto Rico	00908-0146
(Address of Principal Executive Offices)	(Zip Code)

(787) 729-8200
(Registrant’s Telephone Number, including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.     Results of Operations and Financial Condition.

On November 6, 2017, First BanCorp. (the “Corporation”), the bank holding company for FirstBank Puerto Rico (“FirstBank” or “the Bank”), issued a press release announcing its unaudited results of operations for the third quarter ended September 30, 2017. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

A copy of the presentation that the Corporation will use at its conference call to discuss its financial results for the third quarter ended September 30, 2017 is attached hereto as Exhibit 99.2 and is incorporated herein by reference. As announced in a press release dated October 26, 2017, the call may be accessed via a live Internet webcast at 10:00 a.m. Eastern time on Tuesday, November 7, 2017 through the investor relations section of the Corporation’s website: www.1firstbank.com or through the dial-in telephone number 877-506-6537 or 412-380-2001 for international callers. The conference number is 10113964.

The Corporation has included in this release the following financial measures that are not recognized under generally accepted accounting principles, which are referred to as non-GAAP financial measures:

1.
Net interest income, interest rate spread, and net interest margin are reported excluding the changes in the fair value of derivative instruments and on a tax-equivalent basis in order to provide to investors the additional information about the Corporation’s net interest income that management uses and believes should facilitate comparability and analysis. The changes in the fair value of derivative instruments have no effect on interest due or interest earned on interest-bearing liabilities or interest-earning assets, respectively. The tax-equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a marginal income tax rate. Income from tax-exempt earning assets is increased by an amount equivalent to the taxes that would have been paid if this income had been taxable at statutory rates. Management believes that it is a standard practice in the banking industry to present net interest income, interest rate spread, and net interest margin on a fully tax-equivalent basis. This adjustment puts all earning assets, most notably tax-exempt securities and certain loans, on a common basis that facilitates comparison of results to the results of peers.

2.
The tangible common equity ratio and tangible book value per common share are non-GAAP financial measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Tangible assets are total assets less goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase method of accounting for mergers and acquisitions. Accordingly, the Corporation believes that disclosures of these financial measures may be useful also to investors.  Neither tangible common equity nor tangible assets, or the related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets, or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets, and any other related measures may differ from that of other companies reporting measures with similar names.

3.
Adjusted pre-tax, pre-provision income is a non-GAAP performance metric that management uses and believes that investors may find useful in analyzing underlying performance trends, particularly in times of economic stress, including as a result of natural catastrophes such as the recent hurricanes.  Adjusted pre-tax, pre-provision income, as defined by management, represents income (loss) before income taxes excluding the provision for loan and lease losses, as well as certain items that management believes are not reflective of core operating performance, are not expected to reoccur with any regularity or may reoccur at uncertain times and in uncertain amounts.

4.
Adjusted provision for loan and lease losses, and the ratios of adjusted provision for loan and lease losses to net charge-offs, and the adjusted allowance to total loans held for investment are non-GAAP financial measures that excludes the effects related to the establishment in the third quarter of 2017 of a $66.5 million provision for loan and lease losses directly related to the initial estimate, based on available information, of inherent losses resulting from the impact of Hurricanes Irma and Maria, and the effect related to the sale of the Corporation’s participation in the Puerto Rico Electric Power Authority (“PREPA”) line of credit in the first quarter of 2017.  Management believes that this information helps investors understand the adjusted measures without regard to items that are not expected to reoccur with any regularity or may reoccur at uncertain times and in uncertain amounts on reported results and facilitates comparisons with prior periods.

5.
Adjusted non-interest income that excludes the effect of a gain on the repurchase and cancellation of trust preferred securities in the third quarter of 2017, the effect of a recovery of previously recorded other-than-temporary impairment (“OTTI”) charges on non-performing bonds of the Government Development Bank for Puerto Rico and the Puerto Rico Public Buildings Authority sold in the second quarter of 2017, and the effect of gains on sales of U.S agency mortgage-backed securities (“MBS”)  in the third quarter of 2016.  Management believes that the exclusion from non-interest income of items that are not expected to reoccur with any regularity or may reoccur at uncertain times or in uncertain amounts facilitates comparisons with prior periods, and provides an alternate presentation of the Corporation’s performance.

6.
Adjusted non-interest expenses that reflect the exclusion of costs incurred for storm relief efforts and assistance to employees affected by Hurricanes Irma and Maria in the third quarter of 2017, inclusion of expected insurance recoveries for employees’ compensation and rental costs that the Corporation incurred when Hurricanes Irma and Maria precluded employees from working during the third quarter of 2017, the exclusion of costs associated with a secondary offering of the Corporation’s common stock by certain of the existing stockholders in the third quarter of 2017, and exclusion of costs related to severance payments on permanent job discontinuance that are above normal or recurring levels recorded in the third quarter of 2016.  Management believes that adjustments to non-interest expenses of items that are above normal or recurring levels, are not expected to reoccur with any regularity or may reoccur at uncertain times and in uncertain amounts facilitate comparisons with prior periods, and provides an alternate presentation of the Corporation’s performance.

7.
Adjusted net income that reflects the effect of all the items mentioned above and their tax related impacts. Management believes that adjustments to net income of items that are not reflective of core operating performance, are not expected to reoccur with any regularity or may reoccur at uncertain times and in uncertain amounts facilitate comparisons with prior periods, and provides an alternate presentation of the Corporation’s performance.

The Corporation uses and believes that these non-GAAP financial measures enhance the ability of analysts and investors to analyze trends in the Corporation’s business and better understand the performance of the Corporation. In addition, the Corporation may utilize these non-GAAP financial measures as a guide in its budgeting and long-term planning process. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.

The release includes a reconciliation of these non-GAAP financial measures to the GAAP financial measures, except for the ratios of adjusted provision for loan and lease losses to net charge-offs for the third quarter and the nine-month period ended September 30, 2017 and the adjusted allowance for loan and lease losses to total loans held for investment as of September 30, 2017, that is included below:
	Provision for loan and lease losses to Net Charge-Offs (GAAP to Non-GAAP reconciliation)		Provision for loan and lease losses to Net Charge-Offs (GAAP to Non-GAAP reconciliation)

	Quarter Ended September 30, 2017		Nine-month Period Ended September 30, 2017

(In thousands)	Provision for Loan and Lease Losses	Net Charge-Offs	Provision for Loan and Lease Losses	Net Charge-Offs

Provision for loan and lease losses and net charge-offs (GAAP)	$75,013	$17,628	$118,551	$93,284
Less Special items:
Storm-related provision for loan and lease losses	66,490	-	66,490	-
Sale of the PREPA credit line	-	-	569	10,734
Provision for loan and lease losses and net charge-offs, excluding special items (Non-GAAP)	$8,523	$17,628	$51,492	$82,550

Provision for loan and lease losses to net charge-offs (GAAP)	425.54%		127.09%
Provision for loan and lease losses to net charge-offs, excluding special items (Non-GAAP)	48.35%		62.38%

	Allowance for Loan and Lease Losses to Total Loans Held for Investment (GAAP to Non-GAAP reconciliation)

	As of September 30, 2017

(In thousands)	Allowance for Loan and Lease Losses	Total Loans Held for Investment

Allowance for Loan and Lease Losses and Total Loans Held for Investment (GAAP)	$230,870	$8,877,214
Less Special items:
Storm-related allowance for loan and lease losses	66,490	-
Allowance for Loan and Lease Losses and Total Loans Held for Investment, excluding special items (Non-GAAP)	$164,380	$8,877,214

Allowance for Loan and Lease Losses to Total Loans Held for Investment (GAAP)	2.60%
Allowance for Loan and Lease Losses to Total Loans Held for Investment, excluding special items (Non-GAAP)	1.85%

Item 9.01.     Financial Statements and Exhibits.

	(d)	Exhibits

Exhibit		Description of Exhibit

99.1		Press Release dated November 6, 2017 - First BanCorp Announces Results of Operations for the quarter ended September 30, 2017

99.2		First BanCorp Conference Call Presentation – Financial Results for the third quarter ended September 30, 2017

Exhibits 99.1 and 99.2 referenced therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall Exhibits 99.1 and 99.2 be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2017	First BanCorp.

	By:	/s/ Orlando Berges
	Name:	Orlando Berges
	Title:	EVP and Chief Financial Officer